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                                                                   Exhibit 4.5.1

     This Amendment (the "Amendment") to that certain Preferred Stock Purchase
                          ---------
Agreement dated as of February 3, 1997 (the "Agreement"), by and among Intek
                                             ---------
Information, Inc., a Delaware corporation (the "Company"), and The Beacon Group
                                                -------
III - Focus Value Fund, L.P., a Delaware limited partnership, Squam Lake Investors II, L.P., a Delaware limited partnership, and Bain & Company, Inc., a Massachusetts corporation (collectively the "Investors") is made effective upon
                                             ---------
the closing of the Company's IPO (as defined below).

                              W I T N E S S E T H
                              - - - - - - - - - -

     WHEREAS, the Company and the Investors are each parties to the Agreement;
and

     WHEREAS, the Company and the Investors desire to amend certain provisions of the Agreement.

     NOW THEREFORE, the parties hereto hereby agree as follows:

     1.   Definition.
          ----------

     As used in this Amendment, the following term shall have the meaning ascribed to it below:

     "IPO" means the initial underwritten offering pursuant to which the Company's common stock, $.0001 par value per share, becomes registered under Section 12 of the Securities Exchange Act of 1934, as amended.

     2.   Termination of Sections of the Agreement.
          ----------------------------------------

     The following sections of the Agreement shall be of no further force and effect:

     "4.6 (a) Access to Records."
              -----------------
     "4.6 (h) Directors' and Officers' Insurance."
              ----------------------------------

     3.   Modification of Section 8.4.
          ---------------------------

     The following language shall be added to the end of the second sentence of
     Section 8.4 of the Agreement:

     "except a holder who shall have acquired such Conversion Shares pursuant to a registration statement under the Securities Act of 1933, as amended, pursuant to Rule 144 promulgated under the Securities Act, on a national securities exchange or the National Association of Securities Dealers Automated Quotation System or similar organization, or in any other transaction not constituting a 'private offering' under the Securities Act as such term is commonly understood."
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     4.   Miscellaneous.
          -------------

     (a) This Amendment shall be binding upon and inure to the befit of and be enforceable by the parties hereto and the respective successors, personal representatives and assigns of the parties hereto.

     (b) This Amendment shall be construed and enforced in accordance with and governed by the laws of the State of New York without giving effect to the conflicts of law principles thereof.

     (c) This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

     IN WITNESS WHEREOF, the undersigned have executed this Amendment to become effective as set forth above.

                    INTEK INFORMATION INC.



                    By: /s/ Timothy C. O'Crowley
                        ------------------------
                    Timothy C. O'Crowley
                    Chief Executive Officer and President


                    THE BEACON GROUP III-FOCUS VALUE FUND, L.P.


                    By: Beacon Focus Value Investors, LLC, its general partner
                    By: Focus Value GP, Inc., its member


                    By: /s/ Eric Wlkinson
                        -----------------
                    Name: Eric Wilkinson
                    Title:  Managing Director

                    BAIN & COMPANY, INC.


                    By: /s/ Colin F. Anderson
                        ---------------------
                    Colin F.Anderson
                    Finance Director


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                    SQUAM LAKE INVESTORS II, L.P.

                    By:  GPI, Inc., its managing general partner


                    By:  /s/ Colin F. Anderson
                         ---------------------
                    Colin F. Anderson
                    President of GPI, Inc.